                                                                ARTHUR ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-46376 for Hartford Life Insurance Company on Form S-2.

                                                /s/ Arthur Andersen LLP


Hartford, Connecticut
April 4, 2001